Exhibit 4.16

Approved by
	the Documentary Committee of The	Approved by
Printed by BIMCO’s idea	Japan Shipping Exchange Inc., Tokyo	the International Ship Managers’ Association (ISMA)

1.	Date of Agreement [to be dated the date of execution]	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

		STANDARD SHIP MANAGEMENT AGREEMENT

		CODE NAME: “SHIPMAN 98”

			Part I

2.	~~Owners~~Head Managers (name, place of registered office and law of registry) (Cl. 1)	3.	~~Managers~~ Sub-managers (name, place of registered office and law of registry) (Cl. 1)

	Name		Name
	Costamare Shipping Company S.A.		[to be completed]
	Place of registered office		Place of registered office
	Panama City		[to be completed]
	Law of registry		Law of registry
	Panama		[to be completed]
4.	Day and year of commencement of Agreement (Cl. 2)
	To be advised in writing by the Head Managers to the Sub-managers 10 days in advance.
5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1)	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2)
	YES		YES

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) YES	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES
9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) YES
11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) YES
13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) Not applicable	14.	~~Owners’~~ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) Clause 6.3(ii)
15.	~~Annual~~ Daily Management Fee (state ~~annual~~ amount) (Cl. 8.1) United States Dollars [ ] per day or pro rata	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii)) United States Dollars 75,000
17.	Day and year of termination of Agreement (Cl. 17) see Clause 17	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) see Clause 19.1
19.	Notices (state postal ~~and cable~~ address~~, telex~~ and telefax number for serving notice and communication to the ~~Owners~~ Head Managers) (Cl. 20)	20.	Notices (state postal ~~and cable~~ address~~, telex~~ and telefax number for serving notice and communication to the ~~Managers~~Sub-managers) (Cl. 20)
	Costamare Shipping Company S.A.		[to be completed]
	60 Zefyrou Street
	175 64 Athens, Greece
	Telefax: +30 210 940 9051
	Attention: Captain Panagiotis Foinikis

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART l and PART ll as well as Annex~~es~~ “A” (Details of Vessel), “B” (Details of Crew)~~,~~  and “C” (Budget) ~~and “D” (Associated vessels)~~ attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART l and Annexes “A”, “B” and~~,~~ “C” ~~and “D”~~ shall prevail over those of PART ll to the extent of such conflict but no further.~~.~~

Signature(s) (~~Owners~~Head Managers)	Signature(s) (~~Managers~~Sub-managers)
Costamare Shipping Company S.A.	[to be completed]

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:

[to be completed]

Name of Vessel(s):

[to be completed]

Particulars of Vessel(s):

[to be completed]

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “B” (DETAILS OF CREW) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:

Details of Crew:

Numbers	Rank	Nationality

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “C” (BUDGET) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:

Managers´ Budget for the first year with effect from the Commencement Date of this Agreement:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

~~ANNEX “D” (ASSOCIATED VESSELS) TO~~

~~THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)~~

~~STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”~~

~~NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.~~

~~Date of Agreement:~~

~~Details of Associated Vessels:~~

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

1.	Definitions	1
	In this Agreement save where the context otherwise requires,	2
	the following words and expressions shall have the meanings	3
	hereby assigned to them.	4

	“~~Owners~~Head Managers” means the party identified in Box 2.	5
	“~~Managers~~ Sub-managers” means the party identified in Box 3.	6
	“Vessel” means the vessel or vessels details of which are set	7
	out in Annex “A” attached hereto.	8
	“Business Day” means a day (excluding Saturdays and
	Sundays) on which banks are open for business in Athens,
	Greece and New Yok, New York.
	“Crew” means the Master, officers and ratings of the numbers,	9
	rank and nationality specified in Annex “B” attached hereto.	10
	~~“Crew Support Costs” means all expenses of a general nature~~	11
	~~which are not particularly referable to any individual vessel for~~	12
	~~the time being managed by the Managers and which are incurred~~	13
	~~by the Managers for the purpose of providing an efficient and~~	14
	~~economic management service and, without prejudice to the~~	15
	~~generality of the foregoing, shall include the cost of crew standby~~	16
	~~pay, training schemes for officers and ratings, cadet training~~	17
	~~schemes, sick pay, study pay, recruitment and interviews.~~	18
	“Severance Costs” means the costs which the employers are	19
	legally obliged to pay to or in respect of the Crew as a result of	20
	the early termination of any employment contract for service on	21
	the Vessel.	22
	“Crew Insurances” means insurances against crew risks which	23
	shall include but not be limited to death, sickness, repatriation,	24
	injury, shipwreck unemployment indemnity and loss of personal	25
	effects.	26
	“Head Management Agreement” means [ ].
	“Management Services” means the services specified in sub-	27
	clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28
	“ISM Code” means the International Management Code for the	29
	Safe Operation of Ships and for Pollution Prevention as adopted	30
	by the International Maritime Organization (IMO) by resolution	31
	A.741(18) or any subsequent amendment thereto.	32
	“Owners” means [ ] and includes its successors in title.
	“ISPS Code” means the International Ship and Port Facility
	Security Code constituted pursuant to resolution A.924(22) of
	the International Maritime Organisation now set out in Chapter
	XI-2 of the International Convention for the Safety of Life at Sea
	(SOLAS) 1974 (as amended) and the mandatory ISPS Code as
	adopted by a Diplomatic Conference of the International
	Maritime Organisation on Maritime Security in December 2002
	and includes any amendments or extensions to it and any
	regulation issued pursuant to it.
	“STCW 95” means the International Convention on Standards	33
	of Training, Certification and Watchkeeping for Seafarers, 1978,	34
	as amended in 1995 or any subsequent amendment thereto.	35

2.	Appointment of ~~Managers~~Sub-managers	36
	With effect from the day and year stated in Box 4 and continuing	37
	unless and until terminated as provided herein, the ~~Owners~~ Head	38
	Managers
	hereby appoint the ~~Managers~~ Sub-managers as the technical sub-	39
	managers of the Vessel and the ~~Managers~~ Sub-managers hereby
	agree
	to act as the sub-managers~~Managers~~ of the Vessel.	40
	The Sub-managers hereby acknowledge that they are aware that
	the Head Managers have been appointed as the Managers of the
	Vessel pursuant to the Head Management Agreement.

3.	Basis of Agreement	41
	Subject to the terms and conditions herein provided, during the	42
	period of this Agreement, the ~~Managers~~ Sub-managers shall carry	43
	out
	Management Services in respect of the Vessel as agents for	44
	and on behalf of the ~~Owners~~Head managers. Subject to the terms	45
	of this Agreement, ~~T~~the ~~Managers~~ Sub-managers shall have
	authority
	to take such actions as they may from time to time in their ~~absolute~~	46
	reasonable
	discretion consider to be necessary to enable them to perform	47
	this Agreement in accordance with sound ship management	48
	practice.	49

	3.1 Crew Management	50
	(only applicable if agreed according to Box 5)	51
	The ~~Managers~~ Sub-managers shall provide suitably qualified Crew	52
	for the Vessel
	as required by the ~~Owners~~ Head Managers in accordance with the	53
	STCW 95
	requirements, provision of which includes but is not limited to	54
	the following functions:	55
(i)	selecting and engaging the Vessel’s Crew, including payroll	56
	arrangements, pension administration, and insurances for	57
	the Crew other than those mentioned in Clause 6;	58
(ii)	ensuring that the applicable requirements of the law of the	59
	flag of the Vessel are satisfied in respect of manning levels,	60
	rank, qualification and certification of the Crew and	61
	employment regulations including Crew’s tax, social	62
	insurance, discipline and other requirements;	63
(iii)	ensuring that all members of the Crew have passed a medical	64
	examination with a qualified doctor certifying that they are fit	65
	for the duties for which they are engaged and are in possession	66
	of valid medical certificates issued in accordance with	67
	appropriate flag State requirements. In the absence of	68
	applicable flag State requirements the medical certificate shall	69
	be dated not more than three months prior to the respective	70
	Crew members leaving their country of domicile and	71
	maintained for the duration of their service on board the Vessel;	72
(iv)	ensuring that the Crew shall have a command of the English	73
	language of a sufficient standard to enable them to perform	74
	their duties safely;	75
(v)	arranging transportation of the Crew, including repatriation,	76
	board and lodging as and when required at rates and types of
	accommodations as customary in the industry;
(vi)	training of the Crew and supervising their efficiency;	77
(vii)	keeping and maintaining full and complete records of any	78
	labor agreements which may be entered into with the Crew and,
	if applicable, conducting union negotiations;
(viii)	operating the ~~Managers~~Sub-managers’ drug and alcohol policy	79
unless
	otherwise agreed in writing.	80
	If the Head Managers request for one or more members of
	the Crew to be changed as a result of (i) proven non-
	performance or underperformance of the relevant Crew
	member’s duties and responsibilities under its contract of
	employment or (ii) proven non-compliance with any of the
	Sub-mangers’ policies applying at the relevant time, the Sub-
	managers’ policies applying at the relevant time, the Sub-
	managers undertake to arrange for a suitable replacement as
	soon as possible after such request is made and proven.

3.2	Technical Management	81
	(only applicable if agreed according to Box 6)	82
	The ~~Managers~~ Sub-managersshall provide technical management	83
	which
	includes, but is not limited to, the following functions:	84
(i)	provision of competent personnel to supervise the	85
	maintenance and general efficiency of the Vessel;	86
(ii)	arrangement and supervision of dry dockings, repairs,	87
	alterations and the upkeep of the Vessel to the standards	88
	required by the ~~Owners~~ Head Managers provided that the	89
	~~Managers~~ Sub-managers shall
	be entitled to incur the necessary expenditure to ensure	90
	that the Vessel will comply with the law of the flag of the	91
	Vessel and of the places where she trades, and all	92
	requirements and recommendations of the classification	93
	society;	94
(iii)	arrangement of the supply of necessary stores, spares and	95
	lubricating oil;	96
(iv)	appointment of surveyors and technical consultants as the	97

	~~Managers~~ Sub-managers may consider from time to time to be	98
	necessary;

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

(v)	development, implementation and maintenance of a Safety	99
	Management System (SMS) in accordance with the ISM	100
	Code (see sub-clauses 4.2 and 5.3) and of a security system in	101
	accordance with the ISPS Code;
	(vi) on request by the Head Managers, providing the Head
	Managers with a copy of any inspection report, survey,
	valuation or any other similar report prepared by any
	shipbrokers, surveyors, the Class etc..

3.3	Commercial Management	102
(only applicable if agreed according to Box 7)		103
The ~~Managers~~ Sub-managers shall provide the commercial		104
operation of the
Vessel, as required by the ~~Owners~~Head Managers and only to the		105
extent so required (if at all), which includes, but is not
limited to, the following functions:		106
~~(i)~~	 ~~providing chartering services in accordance with the Owners’~~	107
	~~instructions which include, but are not limited to, seeking~~	108
	~~and negotiating employment for the Vessel and the conclusion~~	109
	~~(including the execution thereof) of charter parties or other~~	110
	~~contracts relating to the employment of the Vessel. If such a~~	111
	~~contract exceeds the period stated in Box 13, consent thereto~~	112
	~~in writing shall first be obtained from the Owners.~~	113
~~(ii)~~	 ~~arranging of the proper payment to Owners or their nominees~~	114
	~~of all hire and/or freight revenues or other moneys of~~	115
	~~whatsoever nature to which Owners may be entitled arising~~	116
	~~out of the employment of or otherwise in connection with the~~	117
	~~Vessel.~~	118
~~(iii)~~	providing voyage estimates and accounts and calculating of	119
	hire, freights, demurrage and/or despatch moneys due from	120
	or due to the charterers of the Vessel;	121
(~~iv~~ii)	issuing to the Crew ~~of~~appropriate voyage instructions and	122
monitoring voyage performance;
(~~v~~iii)	appointing agents;	123
(~~vi~~iv)	appointing stevedores;	124
(~~vii~~v)	arranging surveys associated with the commercial operation	125
	of the Vessel;	126
	(viii) carrying out the necessary communications with the
	shippers, charterers and others involved with the receiving
	and handling of the Vessel at the relevant loading and
	discharging ports, including sending any notices required
	under the terms of the Vessel’s employment at the time;
	(ix) invoicing on behalf of the Owners all freights, hires,
	demurrages, outgoing claims, refund of taxes, balances of
	disbursements, statements of account and other sums due
	to the Owners and account receivables arising from the
	operation of the Vessel and, upon the request of the Head
	Managers, issuing releases on behalf of the Owners upon
	receipt of payment or settlement of any such amounts;
	(x) preparing off-hire statements and/or hire statements;
	(xi) procuring and arranging for port entrance and clearance,
	pilots, consular approvals and other services necessary for
	the management and safe operation of the Vessel; and
	(xii) reporting to the Owners of any major casualties,
	damages received or caused by the Vessel or any release or
	discharge of oil or other hazardous material not in
	compliance with any laws.

3.4	Insurance Arrangements’	127
(only applicable if agreed according to Box 8)		128
The ~~Managers~~ Sub-managers shall arrange insurances in		129
accordance with
Clause 6, on such terms and conditions as the ~~Owners~~ Head		130
Managers shall
have instructed ~~or agreed~~,and only to the extent so instructed, in		131
particular regarding underwriters, conditions,
insured values, deductibles and franchises.		132

3.5	Accounting Services	133
(only applicable if agreed according to Box 9)		134
The ~~Managers~~ Sub-managers shall:		135
(i)	establish an accounting system which meets the	136
	requirements of the ~~Owners~~ Head Managers and provide regular	137
	accounting
	services, supply regular reports and records,	138
	(ii)	maintain the records of all costs and expenditure incurred	139
		as well as data necessary or proper for the settlement of	140
		accounts between the parties and shall make the same	141
		available for inspection and auditing by the Head Managers
		or any person the Head Managers may designate in writing.

	3.6	Sale or Purchase of the Vessel	142
		(only applicable if agreed according to Box 10)	143
		The ~~Managers~~ Sub-managers shall, in accordance with the ~~Owners’~~	144
		Head Managers’ instructions and only to the extent so instructed
		(if at all),
		supervise the sale or purchase of the Vessel, including the	145
		performance of any sale or purchase agreement, but not	146
		negotiation of the same. The Sub-managers shall, in accordance	147
		with the instructions of the Head Managers and only to the
		extent so instructed (if at all) assist the Owners with the
		registration of the Vessel under the laws of the relevant flag
		state from time to time and for the deletion of the Vessel from
		any of the same. Notwithstanding anything to the contrary
		contained in this Agreement, any services to be provided by the
		Sub-managers under this Clause may be required by the Head
		Managers before this Agreement has commenced (but after it
		has been signed) and/or after it has been terminated and, in
		either such case, the Sub-managers shall be obliged to provide
		the same as and when requested by the Head Managers.

	3.7	Provisions (only applicable if agreed according to Box 11)	148
		The ~~Managers~~ Sub-managers shall arrange for the supply of	149
		provisions.

	3.8	Bunkering (only applicable if agreed according to Box 12)	150
		The ~~Managers~~ Sub-managers shall arrange for the provision of	151
		bunker fuel of the
		quality specified by the ~~Owners~~ Head Managers and only to the	152
		extent so instructed as required for the Vessel’s trade.

4.		~~Managers~~Sub-managers ’ Obligations	153

	4.1	The ~~Managers~~ Sub-managers undertake to use their best	154
		endeavours to
		provide the agreed Management Services as agents for and on	155
		behalf of the ~~Owners~~ Head Managers in accordance with sound ship	156
		management
		practice and to protect and promote the interests of the Owners and	157
		the Head Managers in
		all matters relating to the provision of services hereunder.	158
		The Sub-managers shall exercise care to cause adequate	159
		manpower to be employed by them to perform their obligations
		under this Agreement. Provided, however, that the ~~Managers~~ Sub-
		managers in the performance of their
		management responsibilities under this Agreement shall be entitled	160
		to have regard to their overall responsibility in relation to all vessels	161
		as may from time to time be entrusted to their management and	162
		in particular, but without prejudice to the generality of the foregoing,	163
		the ~~Managers~~ Sub-managers shall be entitled to allocate available	164
		supplies,
		manpower and services in such manner as in the prevailing	165
		circumstances the Sub-managers ~~Managers~~ in their absolute	166
		discretion consider
		to be fair and reasonable.	167

	4.2	Where the ~~Managers~~ Sub-managers are providing Technical	168
		Management
		in accordance with sub-clause 3.2, they shall procure that the	169
		requirements of the law of the flag of the Vessel are satisfied and	170
		they shall in particular be deemed to be the “Company” as defined	171
		by the ISM Code, assuming the responsibility for the operation of	172
		the Vessel and taking over the duties and responsibilities imposed	173
		by the ISM Code and/or the ISPS Code when applicable.	174
	4.3	In the exercise of their duties hereunder, the Sub-managers
		shall act in accordance with the reasonable policies, guidelines
		and instructions from time to time communicated to them in
		writing by the Head Managers.

5.		~~Owners’~~ Head Managers’ Obligations	175

	5.1	The ~~Owners~~ Head Managers shall pay all sums due to the	176
		~~Managers~~ Sub-managers punctually
		in accordance with the terms of this Agreement.	177

	5.2	Where the ~~Managers~~ Sub-managers are providing Technical	178
		Management
		in accordance with sub-clause 3.2, the ~~Owners~~ Head Managers	179

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

		shall procure that the Owners shall:
	(i)	procure that all officers and ratings supplied by them or on	180
		their behalf comply with the requirements of STCW 95;	181
	(ii)	instruct such officers and ratings to obey all reasonable orders	182
		of the ~~Managers~~ Sub-managers in connection with the operation	183
		of the
		Sub-managers ~~Managers~~’ safety management system.	184

	5.3	Where the ~~Managers~~ Sub-managers are not providing Technical	185
		Management
		in accordance with sub-clause 3.2, the ~~Owners~~ Head Managers	186
		shall procure that the Owners shall procure that
		the requirements of the law of the flag of the Vessel are satisfied	187
		and that they, or such other entity as may be appointed by them	188
		and identified to the Sub-managers ~~Managers~~, shall be deemed to	189
		be the
		“Company” as defined by the ISM Code assuming the responsibility	190
		for the operation of the Vessel and taking over the duties and	191
		responsibilities imposed by the ISM Code when applicable.	192

6.		Insurance Policies	193
		The ~~Owners~~ Head Managers shall procure, whether by instructing	194
		the ~~Managers~~ Sub-managers
		under sub-clause 3.4 or otherwise, that throughout the period of	195
		this Agreement:	196

	6.1	~~at the Owners’ expense,~~ the Vessel is insured for not less	197
		than her sound market value or entered for her full gross tonnage,	198
		as the case may be for:	199
	(i)	usual hull and machinery marine risks (including crew	200
		negligence) and excess liabilities;	201
	(ii)	protection and indemnity risks (including pollution risks and	202
		Crew Insurances); and	203
	(iii)	war risks (including protection and indemnity and crew risks)	204

		in each case ~~in accordance with the best practice of prudent owners~~	205
		~~of~~
		~~vessels of a similar type to the Vessel,~~ with first class insurance	206
		companies, underwriters or associations (in the latter case being a	207
		member of the International Group of P&I Clubs) (“the ~~Owners’~~
		Insurances”);	208

	6.2	all premiums and calls and applicable deductibles and/or	209
		franchises on the ~~Owners’~~ Insurances are paid
		promptly by their due date,	210

	6.3	the ~~Owners’~~ Insurances name the ~~Managers~~ Sub-managers	211
		and, subject
		to underwriters’ agreement, any third party designated by the	212
		~~Managers~~ Sub-managers as a joint assured, with full cover, with the	213
		Owners
		obtaining cover in respect of each of the insurances specified in	214
		sub-clause 6.1:	215
	(i)	on terms whereby the Sub-managers ~~Managers~~ and any such	216
		third party
		are liable in respect of premiums or calls arising in connection	217
		with the Owners’ Insurances; or	218
	(ii)	if reasonably obtainable, on terms such that neither the	219
		~~Managers~~ Sub-managers nor any such third party shall be under	220
		any
		liability in respect of premiums or calls arising in connection	221
		with the ~~Owners’~~ Insurances; or	222
	(iii)	on such other terms as may be agreed in writing.	223
		Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
		blank then (i) applies.	225

	6.4	written evidence is provided, to the reasonable satisfaction	226
		of the ~~Managers~~Sub-managers , of their compliance with their	227
		obligations under
		Clause 6 within a reasonable time of the commencement of	228
		the Agreement, and of each renewal date and, if specifically	229
		requested, of each payment date of the ~~Owners’~~ Insurances.	230

7.		~~Income~~ Moneys Collected and Expenses Paid on Behalf of	231
		~~Owners~~Head Managers
	7.1	All moneys collected by the ~~Managers~~ Sub-managers under the	232
		terms of
		this Agreement (other than moneys payable by the ~~Owners~~ Head	233
		Managers to
		the ~~Managers~~Sub-managers ) and any interest thereon shall be held	234
		to the
		credit of the ~~Owners~~ Head Managers in a separate bank account.	235

	7.2	All expenses incurred by the ~~Managers~~ Sub-managers under	236
		the terms
		of this Agreement on behalf of the ~~Owners~~ Head Managers	237
		(including expenses
		as provided in Clause 8) may be debited against the ~~Owners~~ Head	238
		Managers
		in the account referred to under sub-clause 7.1 but shall in any	239
		event remain payable by the ~~Owners~~ Head Managers to the	240
		~~Managers~~ Sub-managers on
		demand.	241

8.		Management Fee	242

	8.1	The ~~Owners~~ Head Maagers shall pay to the ~~Managers~~ Sub-	243
		managers for their services
		as ~~Managers~~ Sub-managers under this Agreement ~~an annual~~the	244
		daily management
		fees as stated in Box 15 which shall be payable ~~by equal~~	245
		~~monthly instalments in advance, the first instalment being~~ monthly	246
		in advance on a prorata basis.
		~~payable on the commencement of this Agreement (see Clause~~	247
		~~2 and Box 4) and subsequent instalments being payable every~~	248
		~~month.~~	249

	8.2	The management fee shall be subject to an annual review	250
		on the anniversary date of the Agreement and the proposed	251
		fee shall be presented in the annual budget referred to in sub-	252
		clause 9.1.	253

	8.3	The ~~Managers~~ Sub-managers shall, at no extra cost to the	254
		~~Owners~~Head Managers, provide
		their own office accommodation, office staff, facilities and	255
		stationery. Without limiting the generality of Clause 7 the ~~Owners~~	256
		Head Managers
		shall reimburse the ~~Managers~~ Sub-managers for postage and	257
		communication
		expenses, travelling expenses, and other out of pocket	258
		expenses properly incurred by the ~~Managers~~ Sub-managers in	259
		pursuance of
		the Management Services.	260

	8.4	In the event of the appointment of the ~~Managers~~ Sub-managers	261
		being
		terminated by the ~~Owners~~ Head Managers or the ~~Managers~~ Sub-	262
		managers in accordance with
		the provisions of Clause~~s~~ 17 ~~and 18 other than by reason of~~	263
		~~default by the Managers, or if the Vessel is lost, sold or otherwise~~	264
		~~Disposed of~~ 18.1 or 18.3, the “management fee” payable to the	265
		~~Managers~~ Sub-managers
		a~~A~~ccording to the provisions of sub-clause 8.1, shall continue to	266
		be payable for a further period of one month (in the case of a	267
		termination in accordance with clause 17) or ~~three calendar~~two
		months (in the case of a termination in accordance with clauses
		18.1 or 18.3), in each case as
		from the termination date. In addition, provided that the	268
		~~Managers~~ Sub-managers provide Crew for the Vessel in	269
		accordance with sub-
		clause 3.1~~:~~	270
	~~(i)~~ 	~~the Owners shall continue to pay Crew Support Costs during~~	271
		~~the said further period of three calendar months and~~	272
	~~(ii)~~ 	the ~~Owners~~ Sub-managers shall pay an equitable proportion of	273
		any
		Severance Costs which may materialize, not exceeding	274
		the amount stated in Box 16.	275

	8.5	If the Owners decide to lay-up the Vessel whilst this	276
		Agreement remains in force and such lay-up lasts for more	277
		than ~~three~~ two months, an appropriate reduction of the management	278
		fee for the period exceeding ~~three~~ two months until ~~one month~~	279
		~~before~~ the Vessel is again put into service shall be mutually	280

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	agreed between the parties failing which the Head Managers shall		281
	have the right to terminate this Agreement.

	8.6	Unless otherwise agreed in writing all discounts and	282
	commissions obtained by the ~~Managers~~ Sub-managers in the		283
	course of the
	management of the Vessel shall be credited to the ~~Owners~~Head		284
	Managers.

9.	Budgets and Management of Funds		285

	9.1	The ~~Managers~~ Sub-managers shall on or before October 1 of	286
	each calendar year present to the ~~Owners~~ Head Managers
	~~annually~~ a
	budget for the following ~~twelve months~~ calendar year in such form		287
	as the
	~~Owners~~ Head Managers require. The budget ~~for the first year~~		288
	~~hereof~~until the end of this calendar year is set out
	in Annex “C” hereto. ~~Subsequent annual budgets shall be~~		289
	~~prepared by the Managers and submitted to the Owners not~~		290
	~~less than three months before the anniversary date of the~~		291
	~~commencement of this Agreement (see Clause 2 and Box 4).~~		292

	9.2	The ~~Owners~~ Head Managers shall indicate to the ~~Managers~~	293
	Sub-managers their acceptance
	and approval of the annual budget within one month of		294
	presentation and in the absence of any such indication the		295
	~~Managers~~ Sub-managers shall be entitled to assume that the		296
	~~Owners~~ Head Managers have
	accepted the proposed budget.		297

	9.3	Following the agreement of the budget, the ~~Managers~~ Sub-	298
	managers shall
	prepare and present to the ~~Owners~~ Head Managers their estimate of		299
	the working
	capital requirement of the Vessel and the ~~Managers~~ Sub-managers		300
	shall each
	month up-date this estimate. Based thereon, the ~~Managers~~ Sub-		301
	managers shall
	each month request the ~~Owners~~ Head Managers in writing for the		302
	funds required
	to run the Vessel for the ensuing month, including the payment		303
	of any occasional or extraordinary item of expenditure, such as		304
	emergency repair costs, additional insurance premiums, bunkers		305
	or provisions. Such funds shall be received by the ~~Managers~~ Sub-		306
	managers
	within ten running days after the receipt by the ~~Owners~~ Head		307
	Managers of the
	~~Managers~~Sub-managers ’ written request and shall be held to the		308
	credit of the
	~~Owners~~ Head Managers in a separate bank account.		309

	9.4	The ~~Managers~~ Sub-managers shall produce a comparison	310
	between
	budgeted and actual income and expenditure of the Vessel in		311
	such form as required by the ~~Owners~~ Head Managers monthly or at		312
	such other
	intervals as mutually agreed.		313

	9.5	Notwithstanding anything contained herein to the contrary,	314
	the ~~Managers~~ Sub-managers shall in no circumstances be required		315
	to use or
	commit their own funds to finance the provision of the		316
	Management Services.		317

10.	~~Managers~~Sub-managers ’ Right to Sub-Contract		318
	The ~~Managers~~ Sub-managers shall not have the right to sub-		319
	contract any of
	their obligations hereunder, including those mentioned in sub-		320
	clause 3.1, without the prior written consent of the ~~Owners~~ Head		321
	Managers ~~which~~
	~~shall not be unreasonably withheld.~~ In the event of such a sub-		322
	contract the ~~Managers~~ Sub-managers shall remain fully liable for the		323
	due
	performance of their obligations under this Agreement.		324

11.	Responsibilities		325
	11.1 Force Majeure - Neither the ~~Owners~~ Head Managers nor the		326
	~~Managers~~ Sub-managers
	shall be under any liability for any failure to perform any of their		327
obligations hereunder by reason of any cause whatsoever of	328
any nature or kind beyond their reasonable control.	329

11.2 Liability to ~~Owners~~ Head Managers- (i) Without prejudice to	330
sub-clause

11.1, the ~~Managers~~ Sub-managers shall be under no liability	331
whatsoever to the
~~Owners~~ Head Managers or to the Owners for any loss, damage,	332
delay or expense of whatsoever
nature, whether direct or indirect, (including but not limited to	333
loss of profit arising out of or in connection with detention of or	334
delay to the Vessel) and howsoever arising in the course of	335
performance of the Management Services UNLESS same is	336
proved to have resulted ~~solely~~ from the negligence, gross	337
negligence or wilful default of the ~~Managers~~ Sub-managers or their	338
employees,
or agents or sub-contractors employed by them in connection	339
with the Vessel, in which case (save where loss, damage, delay	340
or expense has resulted from the Sub-managers ~~Managers~~’	341
personal act or
omission committed with the intent to cause same or recklessly	342
and with knowledge that such loss, damage, delay or expense	343
would probably result) the ~~Managers~~Sub-managers’ liability for each	344
incident
or series of incidents giving rise to a claim or claims shall never	345
Exceed a total of ten times the annual management fee payable	346
hereunder.	347
(ii) Notwithstanding anything that may appear to the contrary in	348
this Agreement, the ~~Managers~~ Sub-managers shall not be liable for	349
any of the
actions of the Crew, even if such actions are negligent, grossly	350
negligent or wilful, except only to the extent that they are shown	351
to have resulted from a failure by the ~~Managers~~ Sub-managers to	352
discharge
their obligations under sub-clause 3.1, in which case their liability	353
shall be limited in accordance with the terms of this Clause 11.	354

11.3 Indemnity - Except to the extent and solely for the amount	355
therein set out that the ~~Managers~~ Sub-managers would be liable	356
under sub-
clause 11.2, the ~~Owners~~ Head Managers hereby undertake to keep	357
the ~~Managers~~ Sub-managers
and their employees, agents and sub-contractors indemnified	358
and to hold them harmless against all actions, proceedings,	359
claims, demands or liabilities whatsoever or howsoever arising	360
which may be brought against them or incurred or suffered by	361
them arising out of or in connection with the performance of the	362
Agreement, and against and in respect of all costs, losses,	363
damages and expenses (including legal costs and expenses on	364
a full indemnity basis) which the ~~Managers~~ Sub-managers may	365
suffer or incur
(either directly or indirectly) in the course of the performance of	366
this Agreement.	367

11.4 “Himalaya” - It is hereby expressly agreed that no	368
employee or agent of the ~~Managers~~ Sub-managers (including every	369
sub-
contractor from time to time employed by the ~~Managers~~Sub-	370
managers ) shall in
Any circumstances whatsoever be under any liability whatsoever	371
to the ~~Owners~~ Head Managers for any loss, damage or delay of	372
whatsoever kind
arising or resulting directly or indirectly from any act, neglect or	373
default on his part while acting in the course of or in connection	374
with his employment and, without prejudice to the generality of	375
the foregoing provisions in this Clause 11, every exemption,	376
limitation, condition and liberty herein contained and every right,	377
exemption from liability, defence and immunity of whatsoever	378
nature applicable to the ~~Managers~~ Sub-managers or to which the	379
~~Managers~~ Sub-managers are
entitled hereunder shall also be available and shall extend to	380
protect every such employee or agent of the ~~Managers~~ Sub-	381
managers acting
as aforesaid and for the purpose of all the foregoing provisions	382
of this Clause 11 the Managers are or shall be deemed to be	383

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

	acting as agent or trustee on behalf of and for the benefit of all	384
	persons who are or might be their servants or agents from time	385
	to time (including sub-contractors as aforesaid) and all such	386
	persons shall to this extent be or be deemed to be parties to this	387
	Agreement.	388

12.	Documentation	389
	Where the ~~Managers~~ Sub-managers are providing Technical	390
	Management in
	accordance with sub-clause 3.2 and/or Crew Management in	391
	accordance with sub-clause 3.1, they shall make available,	392
	upon ~~Owners~~Head Managers’ request, all documentation and	393
	records related
	to the Safety Management System (SMS) and/or the Crew	394
	which the ~~Owners~~ Head Managers or the Owners need in order to	395
	demonstrate compliance
	with the ISM Code, the ISPS Code and STCW 95 or to defend a	396
	claim against
	a third party.	397

13.	General Administration	398

	13.1 The ~~Managers~~ Sub-managers shall handle and settle all claims	399
	arising
	out of the Management Services hereunder not exceeding	400
	US$5,000 and keep the ~~Owners~~ Head Managers
	informed regarding any incident of which the ~~Managers~~ Sub-	401
	managers become
	aware which gives or may give rise to material claims or disputes	402
	involving
	third parties.	403

	13.2 The ~~Managers~~ Sub-managers shall, as instructed by the	404
	~~Owners~~ Head Managers under this Agreement, bring
	or defend actions, suits or proceedings in connection with matters	405
	entrusted to the ~~Managers~~ Sub-managers according to this	406
	Agreement.

	13.3 The ~~Managers~~ Sub-managers shall ~~also have power~~ , as	407
	instructed by the Owners under this Agreemeent, ~~to~~ obtain legal
	or
	technical or other outside expert advice in relation to the handling	408
	and settlement of claims and disputes or all other matters	409
	affecting the interests of the Owners or the Head Managers in	410
	respect of the Vessel.

	13.4 The ~~Owners~~ Head Managers shall procure that the Owners	411
	shall arrange for the provision of any
	necessary guarantee bond or other security.	412

	13.5 Any costs reasonably incurred by the Managers in	413
	carrying out their obligations according to Clause 13 shall be	414
	reimbursed by the ~~Owners~~Head Managers.	415

	13.6 Upon request the Sub-managers shall provide the Head
	Managers or, if directed by the Head Managers, the Owners,
	with all documents required for the purposes of submittting
	claims to the Vessel’s insurers (through brokers or directly) or
	for defending or presenting claims against other parties etc.
	This obligation will survive for six (6) years after termination of
	this Agreement.

14.	Auditing	416
	The ~~Managers~~ Sub-managers shall at all times maintain and keep	417
	true and
	correct accounts and shall make the same available for inspection	418
	and auditing by the ~~Owners~~ Head Managers or to their agents at	419
	such times as may be mutually
	agreed. On the termination, for whatever reasons, of this	420
	Agreement, the ~~Managers~~ Sub-managers shall release to the	421
	~~Owners~~Head Managers, if so
	requested, the originals where possible, or otherwise certified	422
	copies, of all such accounts and all documents specifically relating	423
	to the Vessel and her operation.	424

15.	Inspection of Vessel	425
	The ~~Owners~~ Head Managers shall have the right at any time ~~after~~	426
	~~giving~~
	~~reasonable notice to the Managers~~ to inspect the Vessel for any	427
		reason they consider necessary.	428
		The Sub-managers shall visit and thoroughly inspect and
		survey the Vessel at least once per quarter each calendar year,
		i.e. at least four times each calendar year. Following each such
		visit and inspection/survey, the Sub-managers shall submit to
		the Head Managers a detailed condition report in relation to the
		Vessel, its operations and other related matters as observed by
		such visit and inspection/survey.
		If the Sub-managers’ superintendents or other qualified staff
		spend more than 28 days visiting and inspecting/surveying the
		Vessel pursuant to this Clause in any calendar year, the Sub-
		managers will charge the Head Managers for such excess days
		United States Dollars 500 per excess day for each such person.
		The Head Managers are entitled to make recommendations as to
		possible repair or maintenance matters, in writing, to the Sub-
		managers only. Such recommendations should not be given to
		the Crew directly by the Head Manager.

16.		Compliance with Laws and Regulations	429
		The ~~Managers~~ Sub-managers will not do or permit to be done	430
		anything which
		might cause any breach or infringement of the laws and	431
		regulations of the Vessel’s flag, or of the places where she trades or	432
		of any sunctions imposed by the U.S., the U.N., the E.U. or the U.K.

17.		Duration of the Agreement	433
		This Agreement shall come into effect on the day and year stated	434
		in Box 4 and shall continue until the date stated in Box 17.	435
		Thereafter it shall continue until terminated by either party giving	436
		to the other notice in writing, in which event the Agreement shall	437
		terminate upon the expiration of a period of two months from the	438
		date upon which such notice was given.	439

18.		Termination	440

	18.1	~~Owners’~~ Head Managers’ default	441
	(i)	The ~~Managers~~ Sub-managers shall be entitled to terminate the	442
		Agreement
		with immediate effect by notice in writing if any moneys	443
		payable by the ~~Owners~~ Head Managers under this Agreement	444
		~~and/or the~~
		~~owners of any associated vessel, details of which are listed~~	445
		~~in Annex “D”,~~ shall not have been received in the ~~Managers~~Sub-	446
		managers’
		nominated account within ten ~~running~~ Business ~~d~~Days of receipt	447
		by
		the ~~Owners~~ Head Managers of the ~~Managers~~ Sub-managers	448
		written request or if the Vessel
		is repossessed by the Mortgagees.	449
	(ii)	If the ~~Owners~~Head Managers:	450
		(a) fail to meet their obligations under sub-clauses 5.2	451
		and 5.3 of this Agreement for any reason within their	452
		control, or	453
		(b) proceed with the employment of or continue to employ	454
		the Vessel in the carriage of contraband, blockade	455
		running, or in an unlawful or sanctionable trade~~, or on a~~	456
		~~voyage which~~
		~~in the reasonable opinion of the Managers is unduly~~	457
		~~hazardous or improper,~~	458
		the ~~Managers~~ Sub-managers may give notice of the default to	459
		the ~~Owners~~Head Managers,
		requiring them to remedy it as soon as practically possible.	460
		In the event that the ~~Owners~~ Head Managers fail to remedy it	461
		within a
		reasonable time to the satisfaction of the ~~Managers~~Sub-	462
		managers , the
		~~Managers~~ Sub-managers shall be entitled to terminate ~~the~~ this	463
		Agreement
		with immediate effect by notice in writing.	464

	18.2	~~Managers~~Sub-managers’ Default	465
		If the ~~Managers~~ Sub-managers fail to meet their obligations under	466
		Clauses 3
		and 4 of this Agreement for any reason within the control of the	467
		~~Managers~~Sub-managers , the ~~Owners~~ Head Managers may give	468
		notice to the ~~Managers~~ Sub-managers of the

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

	default, requiring them to remedy it ~~as soon as practically~~	469
	~~Possible~~ promptly. In the event that the ~~Managers~~ Sub-managers	470
	fail to remedy it ~~within a~~
	~~reasonable time~~ promptly to the satisfaction of the ~~Owners~~Head	471
	Managers, the ~~Owners~~ Head Managers
	shall be entitled to terminate the Agreement with immediate effect	472
	by notice in writing.	473

	18.3 Extraordinary Termination	474
	This Agreement shall be deemed to be terminated in the case of	475
	the sale of the Vessel or if the Vessel becomes a total loss or is	476
	declared by the Owners as a constructive or compromised or	477
	arranged total
	loss or is requisitioned.	478

	18.4 For the purpose of sub-clause 18.3 hereof	479
	(i) the date upon which the Vessel is to be treated as having	480
	been sold or otherwise disposed of shall be the date on	481
	which the Owners cease to be registered as Owners of	482
	the Vessel;	483
	(ii) the Vessel shall not be deemed to be lost unless either	484
	she has become an actual total loss or ~~agreement has~~	485
	~~been reached with her underwriters in respect of her~~	486
	~~constructive, compromised or arranged total loss or if such~~	487
	~~agreement with her underwriters is not reached it is~~	488
	~~adjudged by a competent tribunal that a constructive loss~~	489
	~~of the Vessel has occurred~~ notice of abandonment is served	490
	by the Owners on the Vessel’s underwriters.

	18.5 Either party shall be entitled to terminate this Agreement by	491
	notice in writing to the other party if:
	(a) the other party ceases to conduct business, or all or
	substantially all of the equity-interests, properties or assets of
	such other party are sold, seized or appropriated which, in the
	case of seizure or appropriation, is not discharged within 20
	Business Days.
	(b) (i) the other party files a petition under any bankruptcy law,
	makes an assignment for the benefit of its creditors, seeks relief
	under any law for the protection of debtors or adopts a plan of
	liquidation; (ii) the other party shall admit in writing its
	Insolvency or its inability to pay its debts as they mature; (iii) an
	order is made for the appointment of a liquidator, manager,
	receiver or trustee of the other party of all or substantial part of
	its assets; or (iv) if an order is made or a resolution is passed
	for the other party’s widing up;
	(c) the other party is prevented from performing its obligations
	hereunder, in any material respect, by reasons of Force Majeure
	for a period of two or more consecutive months.~~This Agreement~~
	~~shall terminate forthwith in the event of~~
	~~an order being made or resolution passed for the winding up,~~	492
	~~dissolution, liquidation or bankruptcy of either party (otherwise~~	493
	~~than for the purpose of reconstruction or amalgamation) or if a~~	494
	~~receiver is appointed, or if it suspends payment, ceases to carry~~	495
	~~on business or makes any special arrangement or composition~~	496
	~~with its creditors.~~	497

	18.6 The termination of this Agreement shall be without	498
	prejudice to all rights accrued due between the parties prior to	499
	the date of termination.	500

19.	Law and Arbitration	501

	19.1 This Agreement and any non-contractual obligations	502
	connected with it shall be governed by and construed in
	accordance with English law. All disputes arising out of this	503
	Agreement and/or any non-contractual obligations connected
	with it shall be arbitrated in London in the following manner.
	One arbitrator is to be appointed by each of the parties hereto
	and a third by the two so chosen. Their decision or that of any
	two of them shall be final. The arbitrators shall be commercial
	persons, conversant with shipping matters. Such arbitration is
	to be conducted in accordance with the London Maritime
	Arbitration Association (LMAA) Terms current at the time when
	the arbitration proceedings are commenced and in accordance
	with the Arbitration Act 1996 or any statutory modification or re-
	enactment thereof. In the event that a party hereto shall state a
	dispute and designate an arbitrator in writing, the other party
	shall have 10 Business Days to designate its own arbitrator. If
	such other party fails to designate its own arbitrator within such
	period, the arbitrator appointed by the first party can render an award hereunder. Until such time as the arbitrators finally close the hearings, either party shall have the right by written notice served on the arbitrators and on the other party to specify
further disputes or differences under this Agreement for hearing and determination. The arbitrators may grant any relief, and render an award, which they or a majority of them deem just and equitable and within the scope of this Agreement, including but not limited to the posting of security. Awards pursuant to this
Clause 19.1 may include costs and judgments may be entered
upon any award made herein in any court having jurisdiction.
~~and any dispute arising out of or~~
~~in connection with this Agreement shall be referred to arbitration~~	504
~~in London in accordance with the Arbitration Act 1996 or~~	505
~~any statutory modification or re-enactment thereof save to~~	506
~~the extent necessary to give effect to the provisions of this~~	507
~~Clause.~~	508
~~The arbitration shall be conducted in accordance with the~~	509
~~London Maritime Arbitrators Association (LMAA) Terms~~	510
~~current at the time when the arbitration proceedings are~~	511
~~commenced.~~	512
~~The reference shall be to three arbitrators. A party wishing~~	513
~~to refer a dispute to arbitration shall appoint its arbitrator~~	514
~~and send notice of such appointment in writing to the other~~	515
~~party requiring the other party to appoint its own arbitrator~~	516
~~within 14 calendar days of that notice and stating that it will~~	517
~~appoint its arbitrator as sole arbitrator unless the other party~~	518
~~appoints its own arbitrator and gives notice that it has done~~	519
~~so within the 14 days specified. If the other party does not~~	520
~~appoint its own arbitrator and give notice that it has done so~~	521
~~within the 14 days specified, the party referring a dispute to~~	522
~~arbitration may, without the requirement of any further prior~~	523
~~notice to the other party, appoint its arbitrator as sole~~	524
~~arbitrator and shall advise the other party accordingly. The~~	525
~~award of a sole arbitrator shall be binding on both parties~~	526
~~as if he had been appointed by agreement.~~	527
~~Nothing herein shall prevent the parties agreeing in writing~~	528
~~to vary these provisions to provide for the appointment of a~~	529
~~sole arbitrator.~~	530
~~In cases where neither the claim nor any counterclaim~~	531
~~exceeds the sum of USD50,000 (or such other sum as the~~	532
~~parties may agree) the arbitration shall be conducted in~~	533
~~accordance with the LMAA Small Claims Procedure current~~	534
~~at the time when the arbitration proceedings are commenced.~~	535

~~19.2 This Agreement shall be governed by and construed~~	536
~~in accordance with Title 9 of the United States Code and~~	537
~~the Maritime Law of the United States and any dispute~~	538
~~arising out of or in connection with this Agreement shall be~~	539
~~referred to three persons at New York, one to be appointed~~	540
~~by each of the parties hereto, and the third by the two so~~	541
~~chosen; their decision or that of any two of them shall be~~	542
~~final, and for the purposes of enforcing any award,~~	543
~~judgement may be entered on an award by any court of~~	544
~~competent jurisdiction. The proceedings shall be conducted~~	545
~~in accordance with the rules of the Society of Maritime~~	546
~~Arbitrators, Inc.~~	547
~~In cases where neither the claim nor any counterclaim~~	548
~~exceeds the sum of USD50,000 (or such other sum as the~~	549
~~parties may agree) the arbitration shall be conducted in~~	550
~~accordance with the Shortened Arbitration Procedure of the~~	551
~~Society of Maritime Arbitrators, Inc. current at the time when~~	552
~~the arbitration proceedings are commenced.~~	553

~~19.3 This Agreement shall be governed by and construed~~	554
~~in accordance with the laws of the place mutually agreed by~~	555
~~the parties and any dispute arising out of or in connection~~	556
~~with this Agreement shall be referred to arbitration at a~~	557
~~mutually agreed place, subject to the procedures applicable~~	558
~~there.~~	559

19.4 If Box 18 in Part I is not appropriately filled in, sub-	560
clause 19.1 of this Clause shall apply.	561

Note: 19.1, 19.2 and 19.3 are alternatives; indicate	562

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

	alternative agreed in Box 18.	563

20.	Notices	564
	20.1 Any notice to be given by either party to the other	565
	party shall be in writing and may be sent by fax, ~~telex,~~	566
	registered or recorded mail or by personal service.	567
	20.2 The address of the Parties for service of such	568
	communication shall be as stated in Boxes 19 and 20,	569
	respectively.	570

21.	Entire Agreement
	This Agreement constitutes the entire agreement between
	the parties and no promise, undertaking, representation,
	warranty or statement by either party prior to the date
	stated in Box 2 shall affect this Agreement. Any modification
	of this Agreement shall not be of any effect unless in writing
	signed by or on behalf of the parties.

22.	Third Party Rights
	Except to the extent provided in Sub-clauses 11.3 (Indemnity)
	and 11.4 (Himalaya) or for matters which the Owners have a
	right towards the Sub-managers pursuant to this Agreement,
	no third parties may enforce any term of this Agreement.

23.	Partial Validity
	If any provision of this Agreement is or becomes or is held by
	any arbitrator or other competent body to be illegal, invalid or
	unenforceable in any respect under any law or jurisdiction,
	the provision shall be deemed to be amended to the extent
	necessary to avoid such illegality, invalidity or unenforceability,
	or, if such amendment is not possible, the provision shall be
	deemed to be deleted from this Agreement to the extent of
	such illegality, invalidity or unenforceability, and the remaining
	provisions shall continue in full force and effect and shall not
	in any way be affected or impaired thereby.

24.	Interpretation
In this Agreement:
(a) Singular/Plural
The singular includes the plural and vice versa as the
context admits or requires.
(b) Headings
The index and headings to the clauses and appendices
to this Agreement are for convenience only and shall
not affect its construction or interpretation.
(c) Day
“Day” means a calendar day unless expressly stated
to the contrary.

25.	Pre-approval
Notwithstanding anything to the contrary in this Agreement,
the Sub-managers agree that before taking any action the
result of which will be a cost to the Head Managers or, as
the case may be, the Owners of at least USD10,000, including
(but without limiting the generality of the foregoing) the
Sub-managers:
(a) making an appointment of a person in connection with
this Agreement (such as repair supervisors, surveyors,
technical consultants, port agents, stevedores or any
other person of any kind); or
(b) arranging for the supply of provisions, bunker fuel,
stores, spares or lubricant oils; or
(c) arranging dry dockings, repairs or maintenance in
relation to the Vessel; or
(d) arranging surveys, etc.,

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

the Sub-managers shall seek and obtain the prior written approval of the Head Managers in respect of such action (including in respect of MARCAS and any service provider associated with the
Sub-managers). In the event that the Head Managers shall decide to perform such action themselves to the exclusion of the Sub-managers, they shall advise the Sub-managers in writing.

26.	MARCAS

26.1 The Sub-managers are presently members of MARCAS Limited
(“MARCAS”), an independent contracting association providing access to commodities and dry dock services globally (www.marcas.org).
MARCAS negotiates on behalf of its members with
with selected suppliers the best available price, terms and conditions for the bulk purchase of goods and services for the marine industry with the aim of offering to members and their clients savings on vessel technical operating costs. To enable the Sub-managers to arrange such supplies on the most advantageous terms,
the Sub-managers shall be entitled to make bulk purchases
through MARCAS.

27	Shipsure

The Sub-managers will, subject to the remaining provisions of this Clause 27, provide the Head Managers and the Vessel at
no extra cost with the Sub-managers’ proprietary ship
management software in executable object code form as the
same may be upgraded and updated from time to time (the
“Information System Software”) to allow information from
both the Vessel’s and the Sub-managers’ office to be accessed directly by the Head Managers via the “PartnerShip Network”
secure website. Financial, technical and operational information relating to the Vessel will be available from both the Vessel and office outputs, with the ability to “drill down” on
accounts. This will provide the Head Managers with immediate access to the same information available to the Sub-managers and to reports generated for the Head Managers, with a view
to providing improved efficiency and cost savings to the
Head Managers in their overview of the management of the Vessel.

Should the Head Managers or the Owners have existing software applications on board the Vessel which they wish to retain, the
Head Managers will permit the Sub-managers to carry out an
on board audit to assess the suitability, compatibility with the Information System Software, and any risks or disadvantages associated with the continued use of such applications.

The main features of the Information System Software
at the date of this Agreement are:

(i)	comprehensive management software providing single
point of entry to the Vessel incorporating crew administration, vessel noon reporting, operational and port reporting, defect and deficiency reporting and performance monitoring;

(ii)	a ship to shore and shore to ship e-mail package providing
cost efficient communications available to both the Head
Managers or the Owners and their charterers; and

(iii)	a computerised maintenance system including inventory
control and automated purchase order handling.

Installation and set-up of the Information System Software
will be undertaken at no cost to the Head-managers
on a date agreed between the Sub-managers and
the Head Managers having regard to the Vessel’s schedule
and the availability of the Sub-managers’ personnel.

Solely for the duration of this Agreement the Sub-managers
hereby grant the Owners a personal, non-transferable
non-exclusive license to use a single copy of the Information
System Software as installed by the Managers on a
single computer on board the Vessel.

The Information System Software is owned by the
Sub-managers or their subsidiaries and is protected by
applicable copyright and patent laws. The Head Managers
may not copy the Information System Software (except
for back-up purposes only) or any written materials which

accompany it, and may not sell, rent, lease, lend, sub-licence, reverse engineer or distribute the Information System Software or such written materials.
The Sub-managers do not warrant that the Information System
Software will meet the Head Managers’ requirements or that the use or operation of the Information System Software will be
uninterrupted or error free.

28.	Vessel trading in high risk areas
In the event that the Vessel is to trade in a high risk area and in particular an area where piracy is prevalent, the Sub-managers shall:
(i) comply in full with the guidance provided by ‘Best
Management Practices to Deter Piracy off the Coast of
Somalia and in the Arabian Sea Area (BMP)’ as may be
revised from time to time and also with any similar
guidance which may be issued for other high risk areas;
(ii) monitor daily guidance and updates provided by The
Maritime Security Centre – Horn of Africa (MSCHOA)
website (www.mschoa.org) as may be revised from
time to time and advise the Vessel accordingly;
(iii) comply with the guidelines for ‘Transiting off the coast of Somalia, the Arabian Sea, Gulf of Aden and Red Sea’
as may be revised from time to time and also with any
similar guidance which may be issued for other high
risk areas. The guidelines set out their policy of full
compliance with BMP and additional guidance and
information on Self Protection Measures (SPM’s) and
Citadels or Safe Areas. The Head Managers will be
provided with a copy of the guidelines and costs for
SPM’s will be included in the Vessel budget;
(iv) where appropriate, ensure the Vessel follows the
International Recommended Transit Corridor (IRTC),
using the services of an escorted convoy if available
or joining a group transit if not;
(v) monitor routing recommendations for transiting high
risk areas as provided by charterers and insurers and
review the same as part of the risk assessment
carried out for the transit concerned;
(vi) provide sufficient Self Protection Measures (SPM)
appropriate to the Vessel’s type, size and speed with
a view to protecting the Crew as far as possible in the
event of an attack. To be determined by the risk
assessment required by BMP for the transit concerned
and before entering the high risk area; and
(vii) provide training for the Crew in BMP prior to transiting any high risk area.
All these services set out in this clause (other than materials required for SPM implementation) are provided by the
Sub-managers free of any cost to the Head Managers.

29.	Float
On or prior to the date stated in Box 2 the Head Managers
shall provide to the Sub-managers a sum of $75,000 which shall be available to the Head Managers in their reasonable discretion for payment of any sum due under the terms of this Agreement, which sum will be held in the Manager’s bank account (the “Float”).
The Head Managers agree that on termination of this Agreement, the Sub-managers shall be entitled to retain all or part of the
Float in payment of any sums then outstanding under the terms of this Agreement and, subject thereto, the Sub-managers shall reimburse the Float to the Owner by no later than 3 months
after the termination of this Agreement.

30.	Crew
The Head Managers agree to implement in full the terms and
conditions of employment under which the Crew are engaged
by the Sub-managers as agent for the Head Managers.
If the Vessel is covered by an ITF approved agreement the
Head Managers authorize the Sub-managers to sign the ITF
Special Agreement on their behalf and agree to provide all
information necessary for this purpose.

For and on behalf of	For and on behalf of
COSTAMARE SHIPPING COMPANY S.A.	[•]

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.